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                                                                    EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-91453) pertaining to the 1995 Stock Option Plan, 1999 Stock Plan, 1999 Director Option Plan, Employee Stock Purchase Plan and the 1999 Stock Incentive Plan of Quintus Corporation of our report dated April 30, 1998, with respect to the consolidated financial statements and schedule of Quintus Corporation included in the Annual Report (Form 10-K) for the year ended March 31, 2000.


                                        /s/ Ernst & Young LLP

Palo Alto, California
May 31, 2000